EXHIBIT C
                                 ENERSHOP, INC.
                                Income Statement
                    For The Quarter Ended September 30, 1996


Contract Revenue                                    $514,000
Professional Service Revenue                          12,600
Other Revenue                                          5,300
                                                 -----------
Total Revenue                                        531,900

Cost of Revenue                                      455,429
                                                 -----------
Gross Profit                                          76,471

Salaries and Employee Benefits                       628,973
Marketing and General                                347,202
Outside Services - CSWS                              144,218
Consulting and Legal Fees                            254,101
Travel and Entertainment                              77,223
Administrative and General                           255,984
Depreciation                                           4,680
                                                 -----------
Total Expenses                                     1,712,381

Interest Expense                                      48,300

Federal Income Taxes                                (649,219)
                                                 -----------


Net Income                                       $(1,034,991)
                                                 ===========